Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-168013 on Form S-11 of our report dated April 15, 2009 relating to the financial statements of SHP II Caruth, L.P. for the years ended December 31, 2008 and 2007 appearing in the Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (SEC) on April 16, 2009, our report dated July 13, 2009 relating to the financial statements of Oaks Holdings, LLC for the year ended December 31, 2008, appearing in the Current Report on Form 8-K/A filed with the SEC on July 15, 2009, our report dated March 15, 2010, relating to the financial statements of GreenTree at Westwood, LLC for the year ended December 31, 2008, appearing in the Current Report on Form 8-K/A filed with the SEC on March 15, 2010, our report dated July 16, 2010, relating to the financial statements of Oakleaf Village for the year ended December 31, 2009, appearing in the Current Report on Form 8-K/A filed with the SEC on July 16, 2010, our report dated November 2, 2010, relating to the statement of revenues and certain expenses of Global Rehab Inpatient Rehab Facility for the year ended December 31, 2009, appearing in the Current Report on Form 8-K/A filed with the SEC on November 2, 2010, our report dated January 27, 2011, relating to the statement of revenues and certain expenses of Hedgcoxe Health Plaza for the year ended December 31, 2009 (which reports on the statements of revenues and certain expenses express an unqualified opinion and include explanatory paragraphs referring to the purpose of the statements), appearing in the Current Report on Form 8-K/A filed with the SEC on January 27, 2011 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

January 27, 2011